EXHIBIT 10.18

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION.  THIS OBLIGATION IS
SUBORDINATED TO THE CLAIMS OF DEPOSITORS, IS INELIGIBLE AS
COLLATERAL FOR A LOAN BY THE BORROWER, AND IS NOT SECURED.

SUBORDINATED TERM NOTE

$25,000,000                                                                                                           December 22, 2000

            For Value Received, the undersigned, COMMUNITY FIRST NATIONAL BANK, a national banking association (the “Borrower”), hereby promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (“Harris”) at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of TWENTY FIVE MILLION and 00/100 DOLLARS ($25,000,000), payable in principal installments in the amounts and at the times set forth in Section 1.1 of the Credit Agreement hereinafter mentioned, with all principal not sooner paid due and payable on the Term Loan Final Maturity Date.

            This Note evidences the Term Loan made to the Borrower by Harris under that certain Credit Agreement re: Subordinated Term Note dated as of December 22nd, 2000, between the Borrower and Harris (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”), and the Borrower hereby promises to pay interest at the office described above on the Term Loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

            This Note is issued by the Borrower under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which reference is hereby made for a statement thereof.  This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon subject to the conditions of the Credit Agreement, all in the events, on the terms and with the effects provided in the Credit Agreement.  All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

            The Borrower hereby promises to pay all costs and expenses (including attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor.  The Borrower hereby waives presentment for payment and demand.  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            The indebtedness of the Borrower evidenced by this Note, including the principal and premium, if any, and interest shall be subordinate and junior in right of payment to its obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the Federal Reserve Bank, Federal Deposit Insurance Corporation (“FDIC”), and any rights acquired by the FDIC as a result of loans made by the FDIC to the Borrower or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 USC 1823(c), (d) or (e), whether now outstanding or hereafter incurred.  In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Borrower, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium, if any, or interest, on the Note.  In the event of any such proceedings, after payment in full of all sums owing on such prior obligations, the holder of the Note together with any obligations of the Borrower ranking on a parity with the Note, shall be entitled to be paid from the remaining assets of the Borrower the unpaid principal thereof and any unpaid premium, if any, and interest before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Borrower ranking junior to the Note.  Nothing herein shall impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and any premium and interest on the note according to its terms.

            Notwithstanding any other provisions of this Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Borrower, it is expressly understood and agreed that the Office of the Comptroller of the Currency (“OCC”) or any receiver or conservator of the Borrower appointed by OCC shall have the right in the performance of his legal duties, and as part of liquidation designed to protect or further the continued existence of the Borrower or the rights of any parties or agencies with an interest in, or claim against, the Borrower or its assets, to transfer or direct the transfer of the obligations of this Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest and premium, if any, on this Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Note, and shall serve to return the holder to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the holder of this Note, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

Community First National Bank

By
Name /s/ Thomas R. Anderson
Title Investment Officer